                                                                     Exhibit (j)

                                February 13, 2002

Portfolio Partners, Inc.
151 Farmington Ave.
Hartford, Connecticut 06156-8962

RE:  Portfolio Partners, Inc. - Shares of Common Stock
     -------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Portfolio Partners, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 7 (the "Amendment") to the Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Amendment seeks to register an indefinite number of shares of common stock, par value $.001 per share (the "Shares"), of the following series ("Portfolios") and share classes ("Classes") of the Fund*:

Portfolio and Class                                                             Authorized Shares
-------------------                                                             -----------------
PPI MFS Emerging Equities Portfolio - Initial Class                             100,000,000
PPI MFS Emerging Equities Portfolio - Adviser Class                             100,000,000
PPI MFS Emerging Equities Portfolio - Service Class                             100,000,000
PPI MFS Research Growth Portfolio   - Initial Class                             100,000,000
PPI MFS Research Growth Portfolio   - Adviser Class                             100,000,000
PPI MFS Research Growth Portfolio   - Service Class                             100,000,000
PPI MFS Capital Opportunities Portfolio - Initial Class                         100,000,000
PPI MFS Capital Opportunities Portfolio - Adviser Class                         100,000,000
PPI MFS Capital Opportunities Portfolio - Service Class                         100,000,000
PPI Scudder International Growth Portfolio - Initial Class                      100,000,000
PPI Scudder International Growth Portfolio - Adviser Class                      100,000,000
PPI Scudder International Growth Portfolio - Service Class                      100,000,000
PPI T. Rowe Price Growth Equity Portfolio - Initial Class                       100,000,000
PPI T. Rowe Price Growth Equity Portfolio - Adviser Class                       100,000,000
PPI T. Rowe Price Growth Equity Portfolio - Service Class                       100,000,000
PPI Alger Aggressive Growth Portfolio - Initial Class                           100,000,000
PPI Alger Aggressive Growth Portfolio - Adviser Class                           100,000,000
PPI Alger Aggressive Growth Portfolio - Service Class                           100,000,000
PPI Alger Growth Portfolio - Initial Class                                      100,000,000
PPI Alger Growth Portfolio - Adviser Class                                      100,000,000
PPI Alger Growth Portfolio - Service Class                                      100,000,000
PPI OpCap Balanced Value Portfolio - Initial Class                              100,000,000
PPI OpCap Balanced Value Portfolio - Adviser Class                              100,000,000
PPI OpCap Balanced Value Portfolio - Service Class                              100,000,000
PPI Brinson Tactical Asset Allocation Portfolio - Initial Class                 100,000,000
PPI Brinson Tactical Asset Allocation Portfolio - Adviser Class                 100,000,000
PPI Brinson Tactical Asset Allocation Portfolio - Service Class                 100,000,000
PPI DSI Enhanced Index Portfolio - Initial Class                                100,000,000
PPI DSI Enhanced Index Portfolio - Adviser Class                                100,000,000
PPI DSI Enhanced Index Portfolio - Service Class                                100,000,000
PPI Goldman Sachs(R)Capital Growth Portfolio - Initial Class                    100,000,000
PPI Goldman Sachs(R)Capital Growth Portfolio - Adviser Class                    100,000,000
PPI Goldman Sachs(R)Capital Growth Portfolio - Service Class                    100,000,000
PPI Salomon Brothers Capital Portfolio - Initial Class                          100,000,000
PPI Salomon Brothers Capital Portfolio - Adviser Class                          100,000,000
PPI Salomon Brothers Capital Portfolio - Service Class                          100,000,000
PPI Salomon Brothers Investors Value Portfolio - Initial Class                  100,000,000
PPI Salomon Brothers Investors Value Portfolio - Adviser Class                  100,000,000
PPI Salomon Brothers Investors Value Portfolio - Service Class                  100,000,000
ING American Century Small Cap Value Portfolio - Initial Class                  100,000,000
ING American Century Small Cap Value Portfolio - Adviser Class                  100,000,000
ING American Century Small Cap Value Portfolio - Service Class                  100,000,000
ING MFS Global Growth Portfolio- Initial Class                                  100,000,000
ING MFS Global Growth Portfolio- Adviser Class                                  100,000,000
ING MFS Global Growth Portfolio- Service Class                                  100,000,000
ING JPMorgan Mid Cap Value Portfolio - Initial Class                            100,000,000
ING JPMorgan Mid Cap Value Portfolio - Adviser Class                            100,000,000
ING JPMorgan Mid Cap Value Portfolio - Service Class                            100,000,000
ING PIMCO Total Return Portfolio - Initial Class                                100,000,000
ING PIMCO Total Return Portfolio - Adviser Class                                100,000,000
ING PIMCO Total Return Portfolio - Service Class                                100,000,000
ING Van Kampen Comstock Portfolio - Initial Class                               100,000,000
ING Van Kampen Comstock Portfolio - Adviser Class                               100,000,000
ING Van Kampen Comstock Portfolio - Service Class                               100,000,000
ING Baron Small Cap Growth Portfolio - Initial Class                            100,000,000
ING Baron Small Cap Growth Portfolio - Adviser Class                            100,000,000
ING Baron Small Cap Growth Portfolio - Service Class                            100,000,000

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*We have been advised that the Fund will change its name from Portfolio
Partners, Inc. to ING Partners, Inc., as reflected in the Amendment, prior to the effective date of the Amendment and that the current designation "PPI" in each Portfolio's name will similarly be changed to "ING" prior to the effective date of the Amendment.

     We have reviewed the Fund's Articles of Incorporation as amended and supplemented through the date hereof (the "Articles of Incorporation"), ByLaws (the "ByLaws"), resolutions of its Board of Directors and shareholders, and such other legal and factual matters as we have deemed appropriate.

     This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

     We have also assumed the following for this opinion:

     1. The Shares will be issued in accordance with the Fund's Articles of Incorporation and ByLaws and resolutions of the Fund's Board of Directors and shareholders relating to the creation, authorization and issuance of the Shares.

     2. The Shares will be issued against consideration therefor as described in the applicable Fund prospectus, and such consideration will have been at least equal to the applicable net asset value and the applicable par value.

     3. The number of outstanding Shares will not exceed the number of Shares authorized for the particular Portfolio and Class.

     On the basis of the foregoing, it is our opinion that the Shares will be validly and legally issued, fully paid and non-assessable by the Fund.

     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 7 to the Fund's Registration Statement on Form N-1A.


                                                   Very truly yours,




                                                   DRINKER BIDDLE & REATH LLP

ACT/MJR